A0802743
3731484 SURV

FILED
Secretary of State
State of California
SEP 15 2017

AGREEMENT OF MERGER

Dated as of June 5, 2017

This Agreement of Merger (this "Agreement") is dated as of the date first set forth above (the "Effective Date") and is entered into by and between Muscle Maker, Inc., a California corporation (the "Company"), and Muscle Maker Brands Conversion, Inc., a California corporation ("MMBC")

WHEREAS, at the Effective Time (as defined in Section 1.3), MMBC will be merged with and into the Company, with the Company as the surviving corporation, on the terms and conditions set forth in this Agreement and the California Corporation Code (the "Merger"); and

WHEREAS, pursuant to the Merger, each share of common stock of MMBC, no par value per share (the "MMBC Common Stock"), other than shares owned by the Company, will be converted into 5,567.5677 (as adjusted below) shares of common stock of the Company, no par value per share (the "Company Common Stock");

WHEREAS, the Board of Directors of the Company has (i) declared the advisability of this Agreement, (ii) determined that the Merger is fair to the holders of shares of Company Common Stock, and (iii) has determined that this Agreement, the Merger and the transactions contemplated by this Agreement are in the best interests of the Company and its shareholders;

WHEREAS, the Board of Directors of MMBC has (i) declared the advisability of this Agreement, (ii) determined that the Merger is fair to the holders of shares of MMBC Common Stock (other than the Company), and (iii) has determined that this Agreement, the Merger and the transactions contemplated by this Agreement are in the best interests of MMBC and its shareholders (other than the Company); and

WHEREAS, the approval of the shareholders of the Company and of MMBC have each been received pursuant to the provisions of Section 1201(b) of the CCC;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE 1
THE MERGER

1.1 *The Merger*. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CCC, at the Effective Time (as defined in Section 1.3), MMBC will be merged with and into the Company, whereupon the separate corporate existence of MMBC will cease, and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of California under the name "Muscle Maker, Inc."

1.2 *The Closing*. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Central Time, on the date hereof (the actual time and date of the Closing being referred to herein as the "Closing Date").

1.3 *Effective Time*. At the Closing, the Company and MMBC will file, or cause to be filed, with the Secretary of State of the State of California, this Agreement and the required officers' certificate in accordance with the CCC, in such form as is required by, and executed in accordance with, the relevant provisions of, the CCC. The parties will take such other and further actions as may be required by law to

make the Merger effective. The Merger will become effective at such time as this Agreement and the required officers' certificates are accepted for filing by the Secretary of State of the State of California (the "Effective Time").

1.4 *Effect of the Merger*. At and after the Effective Time, the Merger will have the effects set forth in the CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and MMBC will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and MMBC will become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

ARTICLE 2
THE SURVIVING CORPORATION

2.1 *Articles of Incorporation of the Surviving Corporation.* At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation.

2.2 *Bylaws of the Surviving Corporation.* At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the provisions of the Articles of Incorporation of the Surviving Corporation and the provisions of such Bylaws.

2.3 *Directors of the Surviving Corporation.* The directors of the Company immediately prior to the Effective Time will be the directors of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected and qualified, as the case may be.

2.4 *Officers of the Surviving Corporation.* The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE 3
EFFECTS OF THE MERGER

3.1 *Conversion of MMBC Common Stock.* At the Effective Time, subject to the provisions of this Agreement, automatically by virtue of the Merger and without any further action on the part of MMBC, the Company or any holder of any share of capital stock of the Company or MMBC, each share of MMBC Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of MMBC Common Stock owned by the Company (i.e., the 2,600 shares of MMBC Common Stock owned by other shareholders, and excluding the 7,400 shares of MMBC Common Stock owned by the Company), will be converted into the right to receive 5,567.5677 shares of Company Common Stock, with any fractional shares resulting to any shareholder of MMBC being rounded to the next nearest whole share (the "Merger Consideration") for a total consideration of 14,475,677 Shares of Company Common Stock to the shareholders of MMBC (other than the Company). At the Effective Time, all such shares of MMBC Common Stock so converted into Merger Consideration, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of Company Common Stock will cease to have any rights with respect thereto, except the

right to receive certificates for the Company Common Stock constituting the Merger Consideration upon surrender of such certificates of MMBC Common Stock to the Company.

3.2 *Cancellation of Company-Owned MMBC Common Stock.* At the Effective Time, automatically by virtue of the Merger and without any further action on the part of MMBC, the Company or any holder of any share of capital stock of the Company or MMBC, each share of MMBC Common Stock issued and held immediately prior to the Effective Time by the Company will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

3.3 *Capital Stock of the Company.* At the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Merger shall remain issued and outstanding

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to MMBC as of the date hereof as follows:

4.1 *Organization and Qualification.* The Company and each subsidiary of the Company (referred to herein as a "Company Subsidiary") is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below). "Company Material Adverse Effect" means any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, has or would reasonably be expected to have (i) a material adverse effect on the business (including its prospects), operations, assets, properties, results of operations, or financial condition of the Company and the Company Subsidiaries, (ii) the effect of preventing or materially delaying the consummation of the Merger or otherwise has or would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, or (iii) a material adverse effect on the ability of the Surviving Corporation to conduct such business (as presently conducted) following the Effective Time.

4.2 *Authorization and Enforceability.* The Company has the requisite corporate power and authority to execute and deliver this Agreement and the requisite corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and by the shareholders of the Company and no other corporate action on the part of the Company or any Company Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by MMBC, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

4.3 *Articles of Incorporation and By-laws.* The Company has heretofore furnished or made available to MMBC a complete and correct copy of the Articles of Incorporation and the Bylaws of the

Company and the Articles of Incorporation, Bylaws or equivalent organizational documents of each Company Subsidiary (other than MMBC), each as in full force and effect as of the date hereof.

4.4 *Capitalization.* As of March 30, 2017, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and no shares of preferred stock. As of March 30, 2017, (a) 55,265,788 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) no shares of Company Common Stock are held by the Company Subsidiaries, and (d) 19,418,100 shares of Company Common Stock are reserved for future issuance pursuant to the exercise of agreements entered into by the Company. Except as set forth in this Section 4.4, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

4.5 *Consents and Approvals.* Subject to (i) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state takeover or securities laws, and the rules of any stock exchange or any other listing organization that are applicable to the Company, and (ii) compliance with the requirements of the CCC, including the filing and recordation of this Agreement and the required officers' certificate as required by the CCC, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign administrative, governmental or regulatory body or authority (a "Governmental Entity"); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien, charge, security interest, pledge or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (y) in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.6 *Company Action.* The Board of Directors of the Company, at a meeting duly called and held, has (i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company; (iii) recommended this Agreement and the Merger to the shareholders of the Company for their approval; and (iv) duly and validly authorized this Agreement, the execution and delivery of this Agreement, and, following the approval of the shareholders of the Company, the performance by the Company of its obligations hereunder and the consummation of the Merger.

4.7 *Vote Required.* The vote of the shareholders of the Company is required under the CCC to adopt this Agreement and approve and consummate the Merger and has been received and not revoked as of the date hereof.

4.8 *No Finders.* No act of the Company or any Company Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF MMBC

MMBC hereby represents and warrants to the Company as of the date hereof as follows:

5.1 *Organization and Qualification.* MMBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. MMBC is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary.

5.2 *Authorization.* MMBC has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MMBC and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of MMBC and by the shareholders of MMBC, and no other corporate proceedings on the part of MMBC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MMBC and constitutes the valid and binding obligation of MMBC, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

5.3 *Consents and Approvals.* Subject to (i) compliance with any applicable requirements of the Securities Act, the Exchange Act and state takeover and securities laws, and (ii) the filing and recordation of this Agreement and the required officers' certificates as required by the CCC, the execution and delivery of this Agreement by MMBC and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles or Articles of Incorporation or Bylaws of MMBC; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local or foreign body or authority by which MMBC or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any Governmental Entity; or (d) require any consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of the performance required thereunder) under any of the terms, conditions or provisions of any contract, agreement, instrument or any obligation to which MMBC is a party or by which any of its properties or assets is bound.

5.4 *MMBC Action.* The Board of Directors of MMBC, at a meeting duly called and held, has (i) declared the advisability of this Agreement, (ii) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of MMBC; (iii) recommended this Agreement and the Merger to the shareholders of MMBC for their approval; and (iv) duly and validly authorized this Agreement, the execution and delivery of this Agreement, and, following

the approval of the shareholders of MMBC, the performance by MMBC of its obligations hereunder and the consummation of the Merger.

5.5 *Vote Required.* The vote of the shareholders of MMBC s required under the CCC to adopt this Agreement and approve and consummate the Merger and has been received and not revoked as of the date hereof.

5.6 *No Finders.* No act of MMBC has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.

ARTICLE 6
COVENANTS

6.1 *Approvals and Consents; Cooperation.* Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to cooperate with each other and to use all commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, submissions of information, applications and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining and maintenance of all necessary consents, approvals, permits, authorizations and other confirmations or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

6.2 *Take-over Statutes; Inconsistent Actions.* If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or Federal law becomes applicable to the Merger or any of the other transactions contemplated hereby, the Company, the Board of Directors of the Company will grant such approvals and take all such actions as are within its authority and are reasonable so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby. The Company has not and, during the term of this Agreement will not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

6.3 *Expenses.* Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

6.4 *Further Actions.* Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do,

or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action.

6.5 *Officers' and Directors' Indemnification*

(a) The Company and the Surviving Corporation agree that all rights to indemnification and all limitations on liability existing in favor of any individual who on or at any time prior to the Effective Time was a director, officer, employee or agent of the Company (an "Indemnified Person") in respect of acts or omissions of such Indemnified Person on or prior to the Effective Time, as provided in the Articles of Incorporation or Bylaws of the Company or any agreement between an Indemnified Person and the Company in effect as of the date of this Agreement, will continue in full force and effect in accordance with its terms and will not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time was a director, officer, employee or agent of the Company, and the Surviving Corporation will honor all such indemnification provisions.

(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.5.

(c) The provisions of this Section 6.5 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person and his or her heirs and representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

ARTICLE 7
GENERAL PROVISIONS

7.1 *Non-Survival of Representations, Warranties and Covenants.* The representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement by any person will terminate at the Effective Time, except that this Section 7.1 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in ARTICLE 7.

7.2 *Waiver.* Except as otherwise provided herein, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

7.3 *Notices.* All notices and other communications hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, or upon confirmation of receipt if delivered by email, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or

certified mail, return receipt requested, postage prepaid. For purposes of this Agreement, a "Business Day" will mean any day that is not a Saturday, a Sunday or other day on which the offices of the Secretary of State of the State of California is closed. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:

(a) If to the Company, to:

Muscle Maker, Inc.
Attn: Robert E. Morgan
2200 Space Park Drive, Suite 310
Houston, TX 77058
Email: mrem1@aol.com

(b) if to MMBC, to:

Muscle Maker Brands Conversion, Inc.
Attn: Robert E. Morgan
18818 Teller Ave., Ste. 115
Irvine, CA 92612
Email: mrem1@aol.com

7.4 *Assignment.* This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that ARTICLE 3 and Section 6.5 will inure to the benefit of the persons identified therein.

7.5 *Governing Law.* This Agreement will be construed in accordance with and governed by the law of the State of California (without giving effect to choice of law principles thereof).

7.6 *Knowledge.* As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of an entity will mean knowledge actually possessed by any director or executive officer of such entity.

7.7 *Interpretation.* The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The table of contents, article and section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

7.8 *Entire Agreement.* This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an

agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

7.9 *Severability.* If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7.10 *Counterparts.* This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MUSCLE MAKER INC.

By: /s/ Tim M. Betts
Name: Tim M. Betts
Title: Chairman of the Board

By: /s/ Robert E.Morgan
Name: Robert E. Morgan
Title: President

By: /s/ Tim M. Betts
Name: Tim M. Betts
Title: Secretary

MUSCLE MAKER BRANDS CONVERSION, INC.

By: /s/ Robert E. Morgan
Name: Robert E. Morgan
Title: Chairman of the Board

By: /s/ Robert E.Morgan
Name: Robert E. Morgan
Title: President

By: /s/ Tim M. Betts
Name: Tim M. Betts
Title: Secretary

A0802743

Muscle Maker, Inc.
Officer's Certificate

Robert E. Morgan and Tim M. Betts certify that:

1. They are the President and Secretary, respectively, of Muscle Maker, Inc., a California corporation.
2. The principal terms of the Agreement of Merger by and between Muscle Maker, Inc. and Muscle Maker Brands Conversion, Inc., a California corporation, were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3. The shareholder approval was by the holders of 65.11% of the outstanding shares of the corporation.
4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 54,374,288.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 12, 2017

By: /s/ Robert E. Morgan
Name: Robert E. Morgan

By: /s/ Tim M. Betts
Name: Tim M. Betts
Title: Secretary

A0802743

Muscle Maker Brands Conversion, Inc.
Officer's Certificate

Robert E. Morgan and Tim M. Betts certify that:

1. They are the President and Secretary, respectively, of Muscle Maker Brands Conversion, Inc., a California corporation.
2. The principal terms of the Agreement of Merger by and between Muscle Maker Brands Conversion, Inc. and Muscle Maker, Inc., a California corporation, were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.
3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.
4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is 10,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September 12, 2017

By: /s/ Robert E.Morgan
Name: Robert E. Morgan
Title: President

By: /s/ Tim M. Betts
Name: Tim M. Betts
Title: Secretary